Exhibit 10.11

FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This First Amendment to Third Amended and Restated Revolving Credit Agreement (this “Amendment”), dated as of March 3, 2008, is entered into by (1) FRONTIER OIL AND REFINING COMPANY, a Delaware corporation (the “Borrower”), (2) FRONTIER OIL CORPORATION, a Wyoming corporation (“FOC”), (3) each of the financial institutions party to the Credit Agreement referred to below (the “Lenders”) and (4) UNION BANK OF CALIFORNIA, N.A., a national banking association, as administrative agent (the “Administrative Agent”) for the Lenders.

Recitals

A.           The Borrower, FOC, the Lenders, the Administrative Agent and BNP Paribas, a French banking corporation, as syndication agent, are party to a Third Amended and Restated Revolving Credit Agreement dated as of October 1, 2007 (the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.3 of the Credit Agreement are incorporated herein by reference.

B.           The Borrower, FOC, the Lenders and the Administrative Agent wish to amend the Credit Agreement to, among other things, permit the Borrower to incur indebtedness to Utexam Limited of up to $300,000,000 (plus the amount of any related transportation costs and expenses) at any time outstanding, in respect of crude oil purchases and related transactions. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, FOC, the Lenders and the Administrative Agent hereby agree as set forth below.

SECTION 1. Amendments to Credit Agreement.  Effective as of the date hereof but subject to satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Borrower, FOC and the Lenders hereby agree that the Credit Agreement is amended as set forth below.

(a) Section 7.3 of the Credit Agreement is amended by (i) inserting the word “and” after the semicolon at the end of clause (c) thereof, (ii) deleting “; and” at the end of clause (d) thereof and substituting a period and (iii) deleting clause (e) thereof.

(b) Section 7.4(k) of the Credit Agreement is amended in full to read as follows:

“(k)           the Debt of the Borrower, as purchaser, and FOC, as guarantor, in respect of the Utexam Transactions, provided that such Debt does not exceed, at any time outstanding, the sum of $300,000,000 plus the amount of any related transportation costs and expenses;”

SECTION 2. Conditions Precedent.  This Amendment shall become effective as of the date first set forth above when and if the Administrative Agent receives all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested thereby:

(a) this Amendment, duly executed by the Borrower, FOC and the Lenders; and

(b) a consent to this Amendment, duly executed by the Guarantors and by the Borrower, in its capacity as guarantor under the Borrower Guaranty.

SECTION 3. Representations and Warranties.  Each of the Borrower and FOC represents and warrants to the Lenders and the Administrative Agent as set forth below.

(a) The execution, delivery and performance by each of the Borrower and FOC of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby, are within such Credit Party’s legal powers, have been duly authorized by all necessary legal action and do not (i) contravene such Credit Party’s charter documents or bylaws, (ii) violate any Governmental Rule, (iii) conflict with or result in the breach of, or constitute a default under, any Material Contract, loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument, binding on or affecting such Credit Party, any of its Subsidiaries or any of their respective properties, the conflict, breach or default of which could reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Credit Party or any of its Subsidiaries, except for Liens created or permitted under the Credit Documents, as amended hereby. Neither such Credit Party nor any of its Subsidiaries is in violation of any Governmental Rule or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other contract or instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

(b) No Governmental Action, and no authorization, approval or other action by, or notice to, any third party, is required for the due execution, delivery or performance by the Borrower or FOC of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby or thereby, except for (i) authorizations, approvals and other actions by, and notices to, third parties, the failure to obtain which could not reasonably be expected to have a Material Adverse Effect, and (ii) Governmental Action that has been duly obtained, taken, given or made and is in full force and effect.

(c) This Amendment and the Credit Agreement, as amended hereby, have been duly executed and delivered by the Borrower and FOC. This Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligations of the Borrower and FOC, enforceable against each such Credit Party in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(d) Each of the Security Agreement and the Stock Pledge Agreement constitutes a valid and perfected first-priority Lien on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Borrower or FRMI, as applicable, under the Credit Documents, as amended hereby, to which the Borrower or FRMI, as applicable, is a party, and the execution, delivery and performance of this Amendment do not adversely affect the Lien of the Security Agreement or the Stock Pledge Agreement.

(e) There has been no amendment to the charter documents or bylaws of the Borrower on or after September 20, 2007 or of FOC on or after September 21, 2007. The representations and warranties contained in each Credit Document, as amended hereby, to which the Borrower and/or FOC is a party are correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

SECTION 4. Reference to and Effect on Credit Documents.

(a)           On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)           Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and the Stock Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations under the Credit Documents, as amended hereby, stated to be secured thereby.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

SECTION 5. Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

SECTION 6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an originally executed counterpart of this Amendment.

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SECTION 7. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

FRONTIER OIL AND REFINING COMPANY

By: /s/ Leo Hoonakker
Name: Leo Hoonakker
Title: VP & Treasurer

FRONTIER OIL CORPORATION

By: /s/ Doug Aron
Name:  Doug Aron
Title: VP – Corporate Finance

UNION BANK OF CALIFORNIA, N.A.,
   as Administrative Agent and Lender

By:  /s/ Timothy Brendel
Name:  Timothy Brendel
Title: Assistant Vice President

BNP PARIBAS

By: /s/ Betsy Jocher
Name:  Betsy Jocher
Title: Director

By: /s/ Richard Hawthorne
Name: Richard Hawthorne
Title: Vice President

TORONTO DOMINION (TEXAS) LLC

By: /s/ Debbi L. Brito
Name: Debbi L . Brito
Title: Authorized Signatory

WELLS FARGO BANK, N.A.

By: /s/ Oleg Kogan
Name: Oleg Kogan
Title: Assistant Vice President

BANK OF SCOTLAND

By: /s/ Karen Weich
Name:  Karen Weich
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Monte E. Deckerd
Name:  Monte Deckerd
Title: Senior Vice President

THE FROST NATIONAL BANK

By: /s/ Thomas H. Duncan
Name: Thomas H. Duncan
Title: Sr. Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Nancy Mak
Name:  Nancy Mak
Title: Assistant Vice President